                                  EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc., on Form S-3, of our report dated March 25, 1996, appearing in the Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


New York, New York
September 9, 1996
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                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc., on Form S-3, of our report dated March 20, 1996, relating to the consolidated financial statements of Dial Page, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP


New York, New York
September 9, 1996